SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Amendment No. 2

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                                                 [  ]        Confidential, for Use of the Commission Only
                                                                                                                                   (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

MEDICAL ADVISORY SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

MEDICAL ADVISORY SYSTEMS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[   ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

		Per Unit Price	Proposed
	Aggregate Number of	Or Other	Maximum
Title of Each Class of	Securities to	Underlying	Aggregate	Amount of
Securities to which	Which Transaction	Value of	Value of	Filing
Transaction Applies	Applies(1)	Transaction (1)	Transaction (1)	Fee (1)(2)

Common Stock	18,750,000	$5.28	$99,000,000	$19,800

(1)	Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11 under the Securities Act of 1934, as amended.

(2)	The fee was computed in accordance with Rule 0-11(c)(1)(i) based upon the market value of a share of common stock on December 10, 2001.

[ X]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)              Amount Previously Paid:
            (2)              Form, Schedule or Registration Statement No.:
            (3)              Filing Party:
            (4)              Date Filed:

Enclosed please find the Notice of Special Meeting of Stockholders of Medical Advisory Systems, Inc. for the Special Meeting to be held on March 18, 2002. The Notice of Special Meeting included with the proxy statement mailed to you earlier this month contained a single erroneous reference to the date of the special meeting as February 14, 2002.

PLEASE NOTE THAT THE DATE OF THE MEETING HAS NOT CHANGED. AS INDICATED IN THE ENCLOSED NOTICE AND THE PROXY MATERIALS PREVIOUSLY SENT TO YOU, THE SPECIAL MEETING OF STOCKHOLDERS WILL BE HELD ON MARCH 18, 2002, 2:00 P.M., LOCAL TIME, AT THE COLONY SOUTH HOTEL AND CONFERENCE CENTER, 7401 SURRATTS DRIVE, CLINTON, MARYLAND 20735.

MEDICAL ADVISORY SYSTEMS, INC.
8050 Southern Maryland Boulevard
Owings, Maryland 20736

NOTICE OF SPECIAL MEETING TO BE HELD ON

March 18, 2002

To the Stockholders of
Medical Advisory Systems, Inc.:

      We will hold a special meeting of stockholders on March 18, 2002, 2:00 p.m., local time, at the Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735, for the following purposes:

1.	to approve an Agreement and Plan of Merger, dated as of November 1, 2001, pursuant to which Digital Angel Acquisition Co., a Delaware corporation and our wholly-owned subsidiary, will merge with and into Digital Angel Corporation, a Delaware corporation;

2.	to amend our certificate of incorporation to change our name to “Digital Angel Corporation” and to authorize 85,000,000 additional shares of common stock, par value $0.005; and

3.	to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      The merger proposal is more fully described in the accompanying proxy statement and appendices that are part of this notice.

      MAS’s board of directors has fixed the close of business on January 31, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Only stockholders of record as of January 31, 2002 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. A list of stockholders of record as of January 31, 2002 will be available for inspection at our offices at 8050 Southern Maryland Boulevard, Owings, Maryland 20736 at least ten days prior to the special meeting.

      MAS’s board of directors and management welcome your attendance at the special meeting. Whether or not you plan to attend the special meeting, we request that you complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Your proxy will not affect your right to vote in person if you attend the special meeting. You can revoke your proxy at the special meeting as described under “THE SPECIAL MEETING — Proxies; Proxy Solicitation” on page 33 of the accompanying proxy statement. Simply attending the special meeting will not revoke your proxy. Failure to return a properly executed proxy card or to vote in person at the special meeting will have the same effect as a vote against the merger.

MAS’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED RETURN ENVELOPE.

Sincerely,

/s/ ROBERT P. CRABB _________________________________________ Robert P. Crabb Secretary

February 14, 2002